UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2017

TriLinc Global Impact Fund, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-55432	36-4732802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605 Manhattan Beach, CA		90266
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 997-0580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 OTHER EVENTS.

Overview of Certain Recent Investments by TriLinc Global Impact Fund, LLC (the “Company”)

Vanilla Exporter

Investment Overview

Investment Type: Senior Secured Trade Finance

Investment Date:7/28/2016

Structure: Revolving Facility

Loan Commitment Amount: $12,000,000

Interest Rate: One Month Libor + 10.50%

Sector: Groceries and Related Products

Collateral Coverage Ratio: ≥1.25x

Impact Objective(s):	Access to New Markets; Job Creation

Borrower Background

The Company has provided financing to a Mauritius-based vanilla exporter, founded in 2013, that sources processed, cured, and packaged vanilla beans for export from smallholder farmers in Madagascar, the world’s largest vanilla producer. The borrower is registered with the UN Global Compact and the Flavor & Extract Manufacturers Association and holds certifications with Fair Trade International and the Rainforest Alliance. Through their Bourbon Ethics Program, the borrower’s Madagascan division works with smallholder vanilla producers and co-operatives to organize sustainable production that is focused on compliance with best practices for harvesting, processing, and preparation. In return, farmers participate in various local social welfare programs offered throughout the community. It is anticipated that the Company’s financing will provide the borrower’s smallholder farmer suppliers with access to new international markets and customers, including large U.S.-based conglomerates such as McCormick & Company.

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As a Rainforest Alliance Certified producer, the borrower meets the standards of the Sustainable Agriculture Network, which focus on conserving soil quality and preventing erosion, reducing chemical use, protecting wildlife, and ensuring the well-being of workers and their families by facilitating access to education and healthcare.

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The borrower supports a local NGO which aids smallholder vanilla producers in improving their quality of life through various education, health, and environmental initiatives designed to fight school absenteeism, malnutrition, and environmental degradation, respectively.

Hospitality Service Provider

Investment Overview

Investment Type: Senior Secured Term Loan

Investment Date:5/27/2016

Structure: Term Loan Due 8/21/2021

Loan Commitment Amount: $17,000,000

Interest Rate: 13.50%

Sector: Hotels and Motels

Collateral Coverage Ratio: ≥1.47x

Impact Objective(s):	Job Creation; Capacity Building

Borrower Background

The Company has provided financing to a hospitality service provider engaged in the design, development, operation, and management of hotel properties located in the Cabo Verde archipelago. The borrower has operated in Cabo Verde since 2007 and has grown into one of the most recognized hospitality property developers in the country. The borrower runs its operations through three segments including development and sales, day-to-day hospitality, and commerical resort business activity. The tourism industry is a powerful driver of economic development as it creates jobs and stimulates investment in infrastructure and growth in local industries, including agriculture, aquaculture, textiles, and retail consumption. The Company’s financing will go towards capital expenditure for the completion of two new resorts on Island Boa Vista. The borrower is one of the single largest empoyers in the country and, as a part of its new hotel developments, the borrower expects to create up to 1,000 new jobs among the local labor force. In addition to its job creation impact, the borrower has a further developmental impact through capacity building, namely employee training and skills transfer in areas that include health and safety, first aid, hospitality/customer relations, English language, and general management practices.

•	The borrower sponsors general managers employed at its facilities to enroll in online management courses offered by a U.S. Ivy League university.
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Consistent with its focus on promoting economic development through strengthening community services and programs, the borrower created a foundation in 2012. The work of the foundation is focused primarily on improving the quality of life for local youth through educational and good health initiatives, including the construction of new school buildings and provision of school kitchen equipment and supplies.

•	The borrower was awarded Gold Standard under the Travelife Sustainability award scheme that demonstrates their active role in managing environmental and social issues.

FMCG Manufacturer

Investment Overview

Investment Type: Senior Secured Term Loan

Investment Date:11/22/2016

Structure: Term Loan Due 11/16/2019

Loan Commitment Amount: $6,500,000

Interest Rate: 11.00%

Sector: Soap, Detergents, and Cleaning Preparations

Collateral Coverage Ratio: ≥4.0x

Impact Objective(s):	Job Creation

Borrower Background

The Company has provided financing to a Zambian fast-moving consumer goods (FMCG) manufacturer. Founded in 2007, the borrower is engaged in the manufacturing of high quality branded detergents, soaps, candy, and other consumer goods, which it distributes throughout Zambia and Sub-Saharan Africa. The Company’s financing will serve to purchase the existing plant, machinery, and equipment, which will then be leased-to-own to the borrower. This equipment will allow the borrower to expand its distribution and manufacturing footprint into countries outside of Zambia, including Zimbabwe, South Africa, Tanzania, Mozambique, Kenya and Rwanda. Conscious of its environmental impact, the borrower eliminates solid and air pollutants by filtering dust generated by manufacturing practices, reusing recaptured powders, and selling remaining waste as scrap. As one of the largest employers in the region, the borrower is projected to grow its local employee base, and generate career advancement opportunities for its current work force, as it increases its production capacity to keep up with the demands of a growing middle class in an emerging African FMCG market.

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The borrower is committed to supporting its employees through offering free clinical-level health care and medication, extending grants to those families suffering from bereavement, and offering an HIV/AIDS awareness program. Additionally, the borrower, offers interest-free loans and above-minimum-wage compensation for all its employees.

•	The borrower offers various capacity building activities for its employees, including a two-year internal training program that brings in expatriates to train employees on new technology.

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As a responsible corporate citizen, the borrower donates well infrastructure to local communities and serves hundreds of students by providing continuous funding for the construction and maintenance of schools up to the high school level.

Railway Equipment Provider

Investment Overview

Investment Type: Senior Secured Term Loan

Investment Date:5/25/2016

Structure: Term Loan Due 1/31/2020

Loan Commitment Amount: $5,000,000

Interest Rate: 12.00%

Sector: Rental of Railroad Cars

Collateral Coverage Ratio: ≥1.15x

Impact Objective(s):	Access to New Markets

Borrower Background

The Company has provided financing to a railway equipment provider in South Africa.  Established in 2013, the borrower specializes in providing railway and road infrastructure equipment leasing solutions to clients throughout Sub-Saharan Africa. Rail infrastructure and equipment are critical economic growth drivers and transport mediums for the region as they facilitate improved access to international markets and reduce transaction costs for private enterprises, particularly SMEs, operating in remote areas and/or challenging topographies. The Company’s financing will be used by the borrower to purchase refurbished rail locomotives to fulfill lease contracts with clients throughout Sub-Saharan Africa that seek to enhance market connectivity and foster productivity and competitiveness improvements across the continent’s growth industries.

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The maintenance services are performed on the locomotives in accordance with recommended international standards and locomotive manufacturer’s specifications, and the service company holds ISO 9001:2008 Quality Management System, South African Bureau of Standards SANS 3000-1:200X Railway Safety Management Standard, and Transport Education Training Authority/ South African Qualifications Authority accreditations.

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During the initial refurbishment process, the borrower recycles all of the oil that is drained from the locomotives. Additionally, monthly reports are produced for the borrower regarding the performance and efficiency of the locomotives as it relates to diesel consumption and the quantity of tonnages and wagons moved.

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The borrower provides health and life insurance, disability coverage, and maintains a fair compensation policy for its employees, in addition to complying with all the necessary regulation within the South African Employment Act.

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As a responsible corporate citizen, the borrower is involved in numerous local and national community service initiatives that include supporting foster home communities, a youth human rights organization for abused children, and a foundation for former rugby players who became handicapped/paralyzed.

September Press Release

On September 14, 2017, the Company issued a press release to announce its investment activity for August 2017.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits

       The following Exhibit is filed as part of this report.

Exhibit 99.1	Press release of TriLinc Global Impact Fund, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

September 14, 2017	By:	/s/ Gloria S. Nelund
	Name:	Gloria S. Nelund
	Title:	Chief Executive Officer